Exhibit  99(a)

REPORT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS


To  the  Board  of  Directors  and  Shareholders
Harleysville  National  Corporation

     We have audited the consolidated balance sheets of Harleysville National Corporation and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Harleysville National Corporation and Subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.

               As discussed in note 1 to the consolidated financial statements, Harleysville National Corporation and Subsidiaries changed their method of accounting for certain investments in debt and equity securities in 1994.


GRANT  THORNTON  LLP


Philadelphia,  Pennsylvania
January  8,  1997




                    Exhibit  99(b)

INDEPENDENT  AUDITORS'  REPORT


To  the  Board  of  Directors  and  Shareholders
Harleysville  National  Corporation:

We have audited the accompanying consolidated statements of income, shareholders' equity, and cash flows of Harleysville National Corporation and subsidiaries for the year ended December 31, 1994. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Harleysville National Corporation and subsidiaries for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in note 1 to the consolidated financial statements, the Corporation changed its method of accounting for investments in 1994.

KPMG  PEAT  MARWICK  LLP


Philadelphia,  Pennsylvania
January  31,  1995